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                                                                     EXHIBIT 4.2





                                 May 16, 2001



To:      [Optionee Name]
         [Optionee Address]
         [Optionee Address]
         [Optionee Address]


         We are pleased to inform you that on April 24, 2001, the Board of Directors of American Pacific Corporation (the "Company") granted you a Nonqualified Option (the "Option") to purchase [Option Amount] shares of common stock (the "Shares"), $.10 par value per share, of the Company ("Common Stock") pursuant to the Company's 2001 Stock Option Plan (the "Plan"), at a price of $4.87 per Share. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan (a copy of which in its present form is attached hereto).

         The Option may be exercised at any time or from time to time (a) with respect to 50% of the Shares, on or after the date hereof (b) with respect to the balance of the Shares, on or after the first anniversary of the date hereof and, in any case, at or before 5:00 p.m., Las Vegas, Nevada time, on April 24, 2011 (the date on which the Option will, to the extent not previously exercised, expire). You must purchase a minimum of 100 Shares each time you choose to purchase Shares, except to purchase the remaining Shares available to you. In the event of a change in control of the Company, the Committee may cause all or part of the Option granted hereby to immediately become fully vested and exercisable and/or may cause the Option to terminate within a specified number of days after notice to you. The term "change in control" is defined in the Plan and means, generally, consummation of (i) a tender offer for more than 30% of the Company's voting securities, (ii) a merger or consolidation of the Company with another corporation, (iii) the sale of all or substantially all of the Company's assets, or (iv) the acquisition by a person or entity of 50% or more of the Company's outstanding voting securities (unless, as a result of any such transaction, more than 50% of the outstanding voting securities of the surviving or resulting corporation (in the case of a transaction referred to in clause
(i), (ii), or (iv) above) or of the Company's assets (in the case of a transaction referred to in clause (iii) above) shall be owned by shareholders of the Company immediately prior to such transaction and/or Company benefit plans and affiliates).

         The Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan, as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Option. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference herein as if fully set forth herein.

         The Company, in its sole discretion, may file a registration statement under the Securities Act of 1933, as amended (the "Act"), in order to register the Shares. Unless at the time of the exercise of the Option a registration statement under the Act is in effect as to such Shares, any Shares purchased by you upon the exercise of the Option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to the Option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

[Optionee Name]
May 16, 2001
Page 2

         You understand and acknowledge that, under existing law, unless at the time of the exercise of the Option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of the Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with some other disclosure exemption will be required before any Shares may be sold;
(iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the Shares to you.

         The Option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash, certified check or, at the discretion of the Committee, by delivering shares of Common Stock already owned by you and having a Fair Market Value on the trading day immediately preceding the date of exercise equal to the exercise price of the Option, or a combination of shares of Common Stock and cash, or otherwise in accordance with the Plan.

         Kindly evidence your acceptance of the Option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Agreed To and Accepted."

                                          Very truly yours,

                                          AMERICAN PACIFIC CORPORATION


                                          By:___________________________________
                                          Name:  John R. Gibson
                                          Title: Chairman, CEO and President

AGREED TO AND ACCEPTED:


__________________________________
[Optionee Name]

                              Exhibit 4.2 Page 2
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                                   Exhibit A
                                   ---------

American Pacific Corporation
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada 89109

Gentlemen:

         Notice is hereby given of my election to purchase _________ Shares of Common Stock, $.10 par value per share (the "Shares"), of American Pacific Corporation at a price of $4.87 per Share, pursuant to the provisions of the option granted to me on April 24, 2001, under the Company's 2001 Stock Option Plan. Enclosed in payment for the Shares is:

         my check in the amount of $________________.

     *   ___________ Shares having a total value of $_________________.

         The following information is supplied for use in issuing and registering the Shares purchased hereby:

         Number of Certificates
         and Denominations              ______________________________

         Name                           ______________________________

         Address                        ______________________________

                                        ______________________________

         Social Security Number         ______________________________



Dated:   _______________, _______

                                             Very truly yours,


                                             ___________________________________
                                             Print Name:

*Subject to the approval of the Committee.

                              Exhibit 4.2 Page 3